Calculation of Filing Fee Tables
S-8
CervoMed Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	2,000,000	$ 2.73	$ 5,460,000.00	0.0001381	$ 754.03
Total Offering Amounts:						$ 5,460,000.00		$ 754.03
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 754.03
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall be deemed to also cover any additional shares of common stock, par value $0.001 per share (the "Common Stock"), of CervoMed Inc. (the "Registrant") that becomes issuable with respect to the securities identified in the above table, by reason of any stock splits, stock dividend, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other similar transactions. (2) Represents 2,000,000 shares of Common Stock of the Registrant reserved and available for future issuance under the Registrant's 2025 Equity Incentive Plan, as amended by Amendment No. 1 to the 2025 Equity Incentive Plan (the "2025 Plan"). (3) This calculation is made solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and the aggregate offering price are based on $2.73 per share, the average of the high and low prices of a share of Common Stock as reported on the Nasdaq Stock Market LLC on August 4, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources